Exhibit 99.1
Mannatech Reports Third Quarter 2019 Financial Results

(FLOWER MOUND, Texas) November 8, 2019 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2019.

Third Quarter Results
Third quarter net sales for 2019 were $39.7 million, a decrease of $3.4 million, or 7.8%, as compared to $43.0 million in the third quarter of 2018. For the three months ended September 30, 2019, our net sales declined 4.9% on a constant dollar basis (see Non-GAAP Financial Measures, below), as compared to the same period in 2018.

For the nine-month period ending September 30, 2019, net sales were $118.3 million, as compared to $129.5 million for the same period in 2018. For the nine-month period ending September 30, 2019, income from operations was $3.7 million, as compared to $0.4 million for the same period in 2018. For the nine-month period ending September 30, 2019, net income was $1.2 million, as compared to a $2.3 million loss for the same period in 2018.

For the three months ended September 30, 2019, overall selling and administrative expenses increased by $0.8 million to $9.0 million, as compared to $8.1 million for the same period in 2018.  The increase in selling and administrative expenses consisted of a $0.8 million increase in payroll costs due to severance costs and a $0.2 million increase in marketing costs, which was partially offset by a $0.1 million decrease in distribution and warehouse costs and contract labor costs.

Other operating costs, decreased by $0.5 million, or 8.0%, for the three months ended September 30, 2019, as compared to the same period in 2018. The decrease in operating costs was primarily due to a $0.6 million decrease in legal and consulting fees and a $0.4 million decrease in other operating expenses, which was partially offset by a $0.7 million increase in travel and entertainment costs.

Income from operations was $0.6 million for the three months ended September 30, 2019, as compared to $1.7 million for the same period in 2018.

For the three months ended September 30, 2019, the Company's tax provision was $1.6 million, an effective tax rate of 1,311.4%, as compared to $3.3 million, an effective tax rate of 167.8%, for the same period during 2018. The effective tax rate for the three months ended September 30, 2019 was different from the federal statutory rate due primarily to the mix of earnings across jurisdictions, valuation allowance recorded on losses in certain jurisdictions and the one-time impact of the shift in the procurement supply chain from Switzerland to the United States effective July 1, 2019. This shift is to address the impact of global intangible low-tax income ("GILTI") that resulted from the Tax Cuts and Jobs Act. GILTI was a contributing factor in the effective tax rate being higher than the federal statutory for the three months ended September 30, 2019.

Net loss was $1.5 million, or $0.62 per diluted share, for the three months ended September 30, 2019, as compared to a net loss of $1.7 million, or $0.69 per diluted share, for the same period in 2018.

The approximate number of new and continuing active independent associates and preferred customers who purchased our products or paid associate fees during the twelve months ended September 30, 2019 and 2018 were approximately 176,000 and 202,000, respectively. Recruitment of new independent associates and preferred customers decreased 13.5% during the three months ended September 30, 2019, as compared to the same period in 2018.  The number of new independent associate and preferred customer positions held by individuals in our network for the three months ended September 30, 2019 was approximately 22,321, as compared to 25,802 for the same period in 2018.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, which reconcile net income (loss), as reported to net earnings, as adjusted. This presentation isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminates certain items that management believes do not reflect the Company’s operations and underlying operational performance. Please see Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted).

Safe Harbor statement

Forward-looking statements generally can be identified by the use of phrases or terminologies such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “hopes,” “potential,” and “continues” or other similar words or the negative of such terminology.

We caution readers that such forward-looking statements are subject to certain events, risks, uncertainties, and other factors and speak only as of today. We also refer our readers to review our SEC submissions.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

ASSETS	September 30, 2019 (unaudited)	December 31, 2018
Cash and cash equivalents	$25,753	$21,845
Restricted cash	1,452	1,514
Accounts receivable, net of allowance of $740 and $770 in 2019 and 2018, respectively	176	106
Income tax receivable	119	291
Inventories, net	12,162	12,821
Prepaid expenses and other current assets	1,937	3,361
Deferred commissions	2,356	2,449
Total current assets	43,955	42,387
Property and equipment, net	5,563	5,860
Construction in progress	830	904
Long-term restricted cash	5,096	7,225
Other assets	10,433	3,894
Long-term deferred tax assets, net	929	1,928
Total assets	$66,806	$62,198
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$99	$75
Accounts payable	4,675	6,724
Accrued expenses	10,193	5,995
Commissions and incentives payable	10,335	12,189
Taxes payable	3,099	2,655
Current notes payable	715	702
Deferred revenue	5,702	5,274
Total current liabilities	34,818	33,614
Finance leases, excluding current portion	201	72
Long-term deferred tax liabilities	3	3
Long-term notes payable	495	883
Other long-term liabilities	6,644	2,302
Total liabilities	42,161	36,874

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,385,787 shares outstanding as of September 30, 2019 and 2,742,857 shares issued and 2,381,149 shares outstanding as of December 31, 2018	—	—
Additional paid-in capital	34,061	33,939
Retained earnings (deficit)	(2,499)	(2,782)
Accumulated other comprehensive income	2,944	4,337
Treasury stock, at average cost, 357,070 shares as of September 30, 2019 and 361,708 shares as of December 31, 2018	(9,861)	(10,170)
Total shareholders’ equity	24,645	25,324
Total liabilities and shareholders’ equity	$66,806	$62,198

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$39,656	$43,014	$118,340	$129,534
Cost of sales	7,711	9,037	23,253	25,426
Gross profit	31,945	33,977	95,087	104,108

Operating expenses:
Commissions and incentives	16,696	18,054	48,190	54,361
Selling and administrative expenses	8,951	8,111	24,908	25,706
Depreciation and amortization expense	519	475	1,564	1,521
Other operating costs	5,214	5,667	16,721	22,086
Total operating expenses	31,380	32,307	91,383	103,674

Income from operations	565	1,670	3,704	434
Interest income (expense), net	(12)	50	(83)	212
Other income (expense), net	(430)	(83)	554	681
Income before income taxes	123	1,637	4,175	1,327

Income tax provision	(1,613)	(3,300)	(2,991)	(3,637)
Net income (loss)	$(1,490)	$(1,663)	$1,184	$(2,310)

Earnings (loss) per common share:
Basic	$(0.62)	$(0.69)	$0.50	$(0.89)
Diluted	$(0.62)	$(0.69)	$0.47	$(0.89)

Weighted-average common shares outstanding:
Basic	2,391	2,396	2,393	2,595
Diluted	2,391	2,396	2,450	2,595

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed), (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure”, in this release. Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminating certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net income or loss, presented and reported in accordance with GAAP, to net earnings, as adjusted for certain items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income (loss), as reported	$(1,490)	$(1,663)	$1,184	$(2,310)
Expenses related to moving the corporate headquarters	—	—	—	1,305
Net earnings (loss), as adjusted	$(1,490)	$(1,663)	$1,184	$(1,005)